Exhibit 5.1

February 22, 2023

Phillips 66 Company

2331 CityWest Blvd.

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to Phillips 66, a Delaware corporation (“Phillips 66”), and Phillips 66 Company, a Delaware corporation and wholly owned subsidiary of Phillips 66 (“Phillips 66 Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by Phillips 66 Company and Phillips 66 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to offers to exchange (the “Exchange Offers”) (i) an aggregate principal amount of up to $276,764,000 of Phillips 66 Company’s 2.450% Senior Notes due 2024 (the “2024 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 2.450% Senior Notes due 2024 (the “2024 Original Notes”), (ii) an aggregate principal amount of up to $440,510,000 of Phillips 66 Company’s 3.605% Senior Notes due 2025 (the “2025 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 3.605% Senior Notes due 2025 (the “2025 Original Notes”), (iii) an aggregate principal amount of up to $457,790,000 of Phillips 66 Company’s 3.550% Senior Notes due 2026 (the “2026 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 3.550% Senior Notes due 2026 (the “2026 Original Notes”), (iv) an aggregate principal amount of up to $427,239,000 of Phillips 66 Company’s 3.750% Senior Notes due 2028 (the “2028 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 3.750% Senior Notes due 2028 (the “2028 Original Notes”), (v) an aggregate principal amount of up to $570,040,000 of Phillips 66 Company’s 3.150% Senior Notes due 2029 (the “2029 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 3.150% Senior Notes due 2029 (the “2029 Original Notes”), (vi) an aggregate principal amount of up to $441,900,000 of Phillips 66 Company’s 4.680% Senior Notes due 2045 (the “2045 Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 4.680% Senior Notes due 2045 (the “2045 Original Notes”), and (vii) an aggregate principal amount of up to $605,161,000 of Phillips 66 Company’s 4.900% Senior Notes due 2046 (the “2046 Exchange Notes” and together with the 2024 Exchange Notes, the 2025 Exchange Notes, the 2026 Exchange Notes, the 2028 Exchange Notes, the 2029 Exchange Notes and the 2045 Exchange Notes, the “Exchange Notes”), which will have been registered under the Act, for an equal principal amount of Phillips 66 Company’s outstanding 4.900% Senior Notes due 2046 (the “2046 Original Notes” and together with the 2024 Original Notes, the 2025 Original Notes, the 2026 Original Notes, the 2028 Original Notes, the 2029 Original Notes and the 2045 Original Notes, the “Original Notes”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Bracewell LLP	T: +1.713.223.2300 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC

Phillips 66 Company

February 22, 2023

The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of May 5, 2022 (the “Indenture”), among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Exchange Notes will be unconditionally and irrevocably guaranteed (collectively, the “Guarantees”) as to payment of principal, premium, if any, and interest by Phillips 66 pursuant to the Indenture.

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the form of prospectus contained therein; (ii) the Indenture; (iii) a specimen of the 2024 Exchange Notes; (iv) a specimen of the 2025 Exchange Notes; (v) a specimen of the 2026 Exchange Notes; (vi) a specimen of the 2028 Exchange Notes; (vii) a specimen of the 2029 Exchange Notes; (viii) a specimen of the 2045 Exchange Notes; (ix) a specimen of the 2046 Exchange Notes; (x) corporate records of Phillips 66 Company and Phillips 66, including minute books of Phillips 66 Company and Phillips 66 and certain resolutions of the Boards of Directors, or committees thereof, of Phillips 66 Company and Phillips 66, as furnished to us by them; and (xi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of Phillips 66 Company and Phillips 66 and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than Phillips 66 Company and Phillips 66. We have also assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee; (ii) the Exchange Notes will conform to the specimens thereof examined by us; and (iii) the Trustee’s certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee’s authorized officers.

In connection with this opinion, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(b)	the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(c)

the Original Notes have been validly tendered and not withdrawn and have been received and accepted by Phillips 66 Company in accordance with the terms of the Exchange Offers as set forth in the Registration Statement; and

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC

Phillips 66 Company

February 22, 2023

(d)

the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offers in accordance with the terms of the Indenture and the Exchange Offers as set forth in the Registration Statement.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Exchange Notes issued in exchange for Original Notes in accordance with the terms of the Exchange Offers as set forth in the Registration Statement will constitute legal, valid and binding obligations of Phillips 66 Company, enforceable against Phillips 66 Company in accordance with their terms, and the Guarantees thereof will constitute legal, valid and binding obligations of Phillips 66, enforceable against Phillips 66 in accordance with their terms.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. We are not admitted to practice law in the State of Delaware.

Our opinion that the Exchange Notes and the Guarantees are legal, valid and binding obligations of Phillips 66 Company or Phillips 66 is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture, the Exchange Notes or the Guarantees that require or relate to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Exchange Notes or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

In connection with the foregoing opinion, we have also assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, binding character or enforceability of the Exchange Notes or the Guarantees and that the issuance

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC

Phillips 66 Company

February 22, 2023

and delivery of the Exchange Notes and the Guarantees, all of the terms of the Exchange Notes and the Guarantees and the performance by Phillips 66 Company and Phillips 66 of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over Phillips 66 Company or Phillips 66 and will not result in a default under or a breach of any agreement or instrument then binding upon Phillips 66 Company or Phillips 66.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ Bracewell LLP

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC